                                                                     EXHIBIT 3.1

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   OPTEL, INC.
                             a Delaware corporation

         OpTel, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. That the name of the corporation is OpTel, Inc. The corporation was originally incorporated under the same name in the State of Delaware on July 1, 1994.

         2. That this corporation has not received any payment for any of its stock.

         3. That the Certificate of Incorporation of this corporation is amended and restated as set forth in the Restated Certificate of Incorporation attached hereto as Exhibit A.

         4. That the Restated Certificate of Incorporation was duly adopted by resolution of the Board of Directors as of December 19, 1994, in accordance with Sections 241 and 245 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, OpTel, Inc. has caused this Restated Certificate of Incorporation to be signed by its President this 19th day of December, 1994.

                                                     OpTel, Inc.


                                     By:    /s/  Jonathan D. Lloyd
                                        ---------------------------------------
                                           Jonathan D. Lloyd, President

                                    EXHIBIT A

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   OPTEL, INC.
                             a Delaware corporation

         ONE: The name of this corporation is: OpTel, Inc.

         TWO: The address of this corporation's registered office in the State of Delaware is 1050 S. State Street in the City of Dover, County of Kent. The name of its registered agent at such address is CorpAmerica, Inc.

         THREE: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "DGCL").

         FOUR: The total number of shares of all classes of stock which the corporation shall have authority to issue is four million (4,000,000), divided into the following classes:

                  (i) two million (2,000,000) shares of Class A Common Stock, par value of one cent ($.01) per share (hereinafter referred to as "Class A Common Stock");

                  (ii) one million (1,000,000) shares of Class B Common Stock, par value of one cent ($.01) per share (hereinafter referred to as "Class B Common Stock"); and

                  (iii) one million (1,000,000) shares of Preferred Stock, par value of one cent ($.01) per share (hereinafter referred to as "Preferred Stock").

                           The corporation's Class A Common Stock and Class B
Common Stock are referred to hereinafter collectively as the "Common Stock".

                            A. Powers and Rights of Holders of Class A Common
Stock and Class B Common Stock.

                            1. Except as stated in Section 4 of this Article
FOUR, the Class A Common Stock and Class B Common Stock shall be identical in all respects and shall have equal powers, preferences, rights and privileges;

                            2. The holders of the Class A Common Stock and the
Class B Common Stock issued and outstanding shall have and possess the exclusive right to notice of stockholders' meetings and the exclusive voting rights and powers;

                            3. Any purported transfer of shares of Class B
Common Stock other than to a Permitted Transferee (as defined herein) shall result in the conversion of the shares of Class B Common Stock being transferred into the like number of shares of Class A Common Stock. No such transfer shall be effective unless and until the transferor has surrendered to the corporation, at its office or agency maintained for that purpose, the Certificates representing the shares of Class B Common Stock to be transferred, which certificates shall be duly endorsed or accompanied by executed stock powers, with the signatures appropriately guaranteed. All such certificates shall be accompanied by written notice of the holder's intention to transfer the shares, including a statement of the number of shares of Class B Common Stock to be transferred and the name or name(s) and addresses in which the certificate or certificates for shares of Class A Common Stock issuable upon such conversion shall be issued and, if required, funds for the payment of any applicable transfer taxes. The corporation will, as soon as practicable thereafter, deliver at said office to the transferee of converted shares of Class A Common Stock, or to any nominee or designee of such transferee, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon such conversion and, in the event that the transferor is transferring less than the aggregate number of shares represented by the Certificates surrendered, a certificate or certificates for the number of full shares of Class B Common Stock not being transferred. Shares of Class B Common Stock shall be deemed to have been converted as of the date of the surrender of the shares for conversion as hereinbefore provided, and the person or persons in whose name Class A Common Stock is issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock on such date. Shares of Class B Common Stock so converted shall be returned to the status of authorized and unissued shares of Class B Common Stock. The corporation, may, as a condition to the transfer or the registration of transfer of shares of Class B Common Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee. For purposes hereof, (i) "Permitted Transferee" shall mean Vanguard Communications, L.P., a California limited partnership, Vanguard Communications, Inc., a California corporation and VPC Corporation, a Delaware corporation and each of their respective Affiliates,
(ii) "Affiliate" shall mean, with respect to any Person, another Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person, provided, however, that no employee of this corporation or any of its subsidiaries shall be deemed to be an Affiliate solely by reason of his capacity as an employee, or by reason of any employment agreement, and (iii) "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof;

                            4. Each holder of the Class A Common Stock issued
and outstanding shall be entitled to one (1) vote for each share of Class A Common Stock standing in such holder's name on the books of the corporation, and each holder of the Class B Common Stock issued and outstanding shall be entitled to ten (10) votes for each share of Class B Common Stock standing in such holder's name on the books of the corporation. The holders of the Class A Common Stock and Class B Common Stock shall vote together as a single class;

                            5. Dividends may be paid to the holders of the Class
A Common Stock and Class B Common Stock, as and when declared by the Board of Directors, out of any funds of the corporation legally available for the payment of such dividends. If and when dividends on the Class A Common Stock and Class B Common Stock are declared from time to time by the Board of Directors, whether payable in cash, in property or in shares of stock of the corporation, the holders of the Class A Common Stock and Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends;

                            6. Upon liquidation, dissolution or winding up of
the corporation, whether voluntary or involuntary, the net assets of the corporation shall be distributed pro rata to the holders of the Class A Common Stock and Class B Common Stock; and

                            7. If the corporation shall in any manner split,
subdivide or combine the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other such class of Common Stock shall be proportionately split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the class of Common Stock that have been split, subdivided or combined, unless a different basis has been consented to by the holders of a majority of the outstanding shares of the class of Common Stock that would be adversely affected by such action.

                            B. Preferred Stock. The Board of Directors is
authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the approval of a majority of the votes entitled to be cast by the holders of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

         FIVE: The following provisions are inserted for the management of the business and the conduct of the affairs of this corporation, and for further definition, limitation and regulation of the powers of this corporation and of its directors and stockholders:

                            A. The business and affairs of this corporation
shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by the DGCL or by this Restated Certificate of Incorporation or the Bylaws of this corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by this corporation.

                            B. The Board of Directors may adopt, amend or repeal
the Bylaws of this corporation.

                            C. Election of directors need not be by written
ballot.

         SIX: The officers of this corporation shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

         SEVEN: No director of this corporation shall be personally liable to this corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law
(i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which such director derived an improper personal benefit. This Article SEVEN is also contained in Article VIII,
Section 1 of this corporation's Bylaws. No amendment to or repeal of this Article SEVEN shall apply to or have any effect on the liability or alleged liability of any director of this corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended hereafter to further eliminate or limit the personal liability of directors, the liability of a director of this corporation shall be limited or eliminated to the fullest extent permitted by the DGCL, as amended.

         EIGHT: A. Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of this corporation, or is or was serving (during his or her tenure as director and/or officer) at the request of this corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by this corporation to the fullest extent authorized by the DGCL (or other applicable law), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding. Such director or officer shall have the right to be paid by this corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the DGCL (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by this corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under this Article EIGHT or otherwise.

                            B. Right of Claimant to Bring Suit. If a claim under
paragraph A of this Article EIGHT is not paid in full by this corporation within ninety (90) days after a written claim has been received by this corporation, the claimant may at any time thereafter bring suit against this corporation to recover the unpaid amount of the claim, together with interest thereon, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys' fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL (or other applicable law) for this corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on this corporation. Neither the failure of this corporation (or of its full Board of Directors, its directors who are not parties to the Proceeding with respect to which indemnification is claimed, its stockholders, or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL (or other applicable law), nor an actual determination by any such person or persons that such claimant has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standard of conduct.

                            C. Non-Exclusivity of Rights. The rights conferred
by this Article EIGHT shall not be exclusive of any other right which any director, officer, representative, employee or other agent may have or hereafter acquire under the DGCL or any other statute, or any provision contained in this corporation's Restated Certificate of Incorporation or Bylaws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise.

                            D. Insurance and Trust Fund. In furtherance and not
in limitation of the powers conferred by statute:

                                (1) this corporation may purchase and maintain
insurance on behalf of any person who is or was a director, officer, employee or agent of this corporation, or is serving at the request of this corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not this corporation would have the power to indemnify him or her against such liability under the provisions of law; and

                                (2) this corporation may create a trust fund,
grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

                            E. Indemnification of Employees and Agents of this
Corporation. This corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by this corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of this corporation to the fullest extent of the provisions of this Article or otherwise with respect to the indemnification and advancement of expenses of directors and officers of this corporation.

                            F. Amendment. This Article EIGHT is also contained
in Article VIII, Sections 2 through 7, of this corporation's Bylaws. Any repeal or modification of this Article EIGHT shall not change the rights of any officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

         NINE: This corporation reserves the right to alter, amend, rescind or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   OPTEL, INC.

                 ----------------------------------------------
                    Under Section 242 of the Delaware General
                                 Corporation Law
                 ----------------------------------------------

         Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, the undersigned, being authorized officers of OpTel, Inc. do hereby certify that:

                  FIRST: The name of the corporation is OpTel, Inc. (hereinafter referred to as the "Corporation").

                  SECOND: The Certificate of Incorporation of the Corporation was filed with the Office of the Secretary of State of the State of Delaware on July 1, 1994 and restated by Restated Certificate of Incorporation, filed with the Office of the Secretary of State of Delaware on December 19, 1994.

                  THIRD: The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article FOUR in its entirety and replacing it with the following:

                  "FOUR: The total number of shares of all classes of stock which the Corporation shall have authority to issue is fifteen million three hundred thousand (15,300,000) shares divided into the following classes:

                  (i) Eight million (8,000,000) shares of Class A Common Stock, par value of one cent ($.01) per share (hereinafter referred to as "Class A Common Stock");

                  (ii) Six million (6,000,000) shares of Class B Common Stock, par value of one cent ($.01) per share (hereinafter referred to as "Class B Common Stock");

                  (iii) Three hundred thousand (300,000) shares of Class C Common Stock, par value of one cent ($.01) per share (hereinafter referred to as "Class C Common Stock"); and

                  (iv) One million (1,000,000) shares of Preferred Stock, par value of one cent ($.01) per share (hereinafter referred to as "Preferred Stock").

                  The Corporation's Class A Common Stock, Class B Common Stock and Class C Common Stock are referred to hereinafter collectively as the "Common Stock".


                  A. Powers and Rights of Holders of Class A Common Stock, Class B Common Stock and Class C Common Stock.

                  1. Except as stated in Sections 2 and 3 of this Article FOUR, the Class A Common Stock, Class B Common Stock and Class C Common Stock shall be identical in all respects and shall have equal powers, preferences, rights and privileges;

                  2. Except as may be otherwise required by law, and subject to the provisions of any series of Preferred Stock at the time outstanding, the holders of the Class A Common Stock and the Class B Common Stock issued and outstanding shall have and possess the exclusive right to notice of stockholders' meetings and the exclusive voting rights and powers, whether at a meeting of stockholders or in connection with any action taken by written consent; except as otherwise may be required by law, the holders of Class C Common Stock are not entitled to notice of, or to vote at, stockholders' meetings or in connection with any action taken by written consent;

                  3. Each holder of the Class A Common Stock issued and outstanding shall be entitled to one (1) vote for each share of Class A Common Stock standing in such holder's name on the books of the Corporation, and each holder of the Class B Common Stock issued and outstanding shall be entitled to ten (10) votes for each share of Class B Common Stock standing in such holder's name on the books of the Corporation. Except as may be otherwise required by law, the holders of the Class A Common Stock and Class B Common Stock shall vote together as a single class;

                  4. Any purported transfer of shares of Class B Common Stock other than to a Permitted Transferee (as defined herein) shall result in the conversion of the shares of Class B Common Stock being transferred into the like number of shares of Class A Common Stock. No such transfer shall be effective unless and until the transferor has surrendered to the Corporation, at its office or agency maintained for that purpose, the certificates representing the shares of Class B Common Stock to be transferred, which certificates shall be duly endorsed or accompanied by executed stock powers, with the signatures appropriately guaranteed. All such certificates shall be accompanied by written notice of the holder's intention to transfer the shares, including a statement of the number of shares of Class B Common Stock to be transferred and the name or name(s) and addresses in which the certificate or certificates for shares of Class A Common Stock issuable upon such conversion shall be issued and, if required, funds for the payment of any applicable transfer taxes. The Corporation will, as soon as practicable thereafter, deliver at said office to the transferee of converted shares of Class B Common Stock, or to any nominee or designee of such transferee, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon such conversion and, in the event that the transferor is transferring less than the aggregate number of shares represented by the certificates surrendered, a certificate or certificates for the number of full shares of Class B Common Stock not being transferred. Shares of Class B Common Stock shall be deemed to have been converted as of the date of the surrender of the shares for conversion as hereinbefore provided, and the person or persons in whose name Class A Common Stock is issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock on such date. Shares of Class B Common Stock so converted shall be returned to the status of authorized and unissued shares of Class B Common Stock. The Corporation shall at all times reserve for issuance sufficient shares of Class A Common Stock (which may include Class A Common Stock held by the Corporation as treasury stock), for issuance upon conversion of the Class B Common Stock. The Corporation, may, as a condition to the transfer or the registration of transfer of shares of Class B Common Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee. For purposes hereof (i) "Permitted Transferee" shall mean Vanguard Communications, L.P., a California limited partnership, Vanguard Communications, Inc., a California corporation and VPC Corporation, a Delaware corporation and each of their respective Affiliates, (ii) "Affiliate" shall mean, with respect to any Person, another Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person provided, however, that no employee of this corporation or any of its subsidiaries shall be deemed to be an Affiliate solely by reason of his capacity as an employee, or by reason of any employment agreement, and (iii) "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof;

                  5. Upon any sale of Common Stock of the Corporation pursuant to a registration statement under the securities Act of 1933 (or any successor statute) or any registration of Common Stock of the Corporation pursuant to the Securities Exchange Act of 1934 (or any successor statute) ("the "Exchange Act"), the shares of Class C Common Stock will automatically be converted into an equal number of shares of Class A Common Stock or such other class of common equity securities of the Corporation that is registered with the Securities and Exchange Commission or is listed on a national securities exchange or otherwise subject to registration under the Exchange Act (the "Conversion Shares"), provided the terms thereof are no less favorable to holders thereof than were the shares of Class C Common Stock. The Corporation shall at all times reserve for issuance sufficient shares of Class A Common Stock (which may include Class A Common Stock held by the Corporation as treasury stock) or such other common equity securities, for issuance upon conversion of the Class C Common Stock. The Corporation will, as soon as practicable thereafter, deliver to the holder of the Class C Common Stock converted into the Conversion Shares a certificate or certificates for the Conversion Shares against receipt from such holder of the certificate theretofore representing an equal number of shares of Class C Common Stock. Shares of Class C Common Stock so converted shall be returned to the status of authorized and unissued shares of Class C Common Stock;

                  6. Dividends may be paid to the holders of the Class A Common Stock, Class B Common Stock and Class C Common Stock, as and when declared by the Board of Directors, out of any funds of the Corporation legally available for the payment of such dividends. If and when dividends on the Class A Common Stock, Class B Common Stock and Class C Common Stock are declared from time to time by the Board of Directors, whether payable in cash, in property or in shares of stock of the Corporation, the holders of the Class A Common Stock, Class B Common Stock and Class C Common Stock shall be entitled to share equally, on a per share basis, in such dividends. If shares of Class B Common Stock are paid on Class B Common Stock and shares of Class A Common Stock are paid on Class A Common Stock and shares of Class C Common Stock are paid on Class C Common Stock, in an equal amount per share of Class B Common and Class A Common and Class C Common Stock in proportionate amounts, such payment will be deemed to be a like dividend or other distribution.

                  7. Subject to the provisions of any series of Preferred Stock at the time outstanding, upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the net assets of the Corporation shall be distributed pro rata to the holders of the Class A Common Stock, Class B Common Stock and Class C Common Stock, without regard to class; and

                  8. If the Corporation shall in any manner split, subdivide, combine or reclassify any outstanding shares of a class of Common Stock, the outstanding shares of the other such classes of Common Stock shall be proportionately split, subdivided, combined or reclassified in the same manner and on the same basis as the outstanding shares of the class of Common Stock that have been split, subdivided, combined or reclassified, unless a different basis has been consented to by the holders of a majority of the outstanding shares of the Class A Common Stock or Class B Common Stock, as applicable, or two-thirds of the outstanding shares of Class C Common Stock to the extent any such class would be adversely affected by such action.

                  Subject to the conversion rights of holders of Class C Common Stock, in the event of any corporate merger, consolidation, purchase or acquisition of property or stock or other reorganization in which any consideration is to be received by the holders of Class B Common Stock or the holders of Class A Common Stock, the holders of Class C Common Stock will receive the same consideration on a per share basis, except that, if such consideration shall consist in any part of voting securities (or of options or warrants to purchase voting securities, or of securities convertible into or exchangeable for voting securities), (i) the holders of Class B Common Stock may receive, on a per share basis, voting securities with ten times the number of votes per share as those voting securities to be received by the holders of Class A Common Stock (or options or warrants to purchase, or securities convertible into or exchangeable for voting securities with ten times the number of votes per share as those voting securities issuable upon the exercise of the options or warrants, or into which the convertible or exchangeable securities may be converted or exchanged, received by the holders of Class A Common Stock) and (ii) the holders of the Class C Common Stock may receive, on a per share basis, non-voting securities (or options or warrants to purchase non-voting securities or securities convertible into or exchangeable for non-voting securities).

         B. Preferred Stock. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the approval of a majority of the votes entitled to be cast by the holders of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock."

                  FOURTH: This Amendment to the Restated Certificate of Incorporation of the Corporation was authorized by Unanimous Written Consent of the Board of Directors and by Unanimous Written Consent of the Shareholders of the Corporation.

                  IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment to the Certificate of Incorporation of the Corporation as of this 10th day of February, 1997 and affirm that the statements set forth herein are true and correct under the penalties of perjury.



                                       By:   /s/ Michael E. Katzenstein
                                             --------------------------------
                                       Name:  Michael E. Katzenstein
                                       Title: Vice President & General Counsel



                                       By:    /s/ Bertrand Blanchette
                                              -------------------------------
                                       Name:  Bertrand Blanchette
                                       Title: Chief Financial Officer